UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 3, 2005

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7541	13-1938568

(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard, Park Ridge, New Jersey	07656-0713

(Address of Principal Executive Offices)	(Zip Code)

(201) 307-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, sub-item (a).

In the Company’s previously issued annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) for the year ended December 31, 2003, and the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively (collectively, the “previously filed reports”), amounts charged by the Company to its car rental and industrial and construction equipment rental customers to reimburse the Company for certain operating expenses (principally concession fees incurred for the privilege of operating at airports and certain other locations and vehicle licensing fees) and for fueling of vehicles and equipment have been treated as reductions to the related operating expenses.

This longstanding accounting treatment was consistent with what the Company’s management understood to be industry practice at the time it was adopted, and the Company’s independent registered public accounting firm, PricewaterhouseCoopers L.L.P. (“PwC”) was aware of such treatment. However, in February 2005, PwC queried the Company’s management regarding the applicability to such treatment of the Financial Accounting Standards Board’s Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”) and EITF Issue No. 01-14, “Income Statement Characterization of Reimbursement Received for `Out-of-Pocket’ Expenses Incurred” (“EITF 01-14”). EITF 99-19 and EITF 01-14 employ multi-factor tests to determine whether amounts charged to customers for certain expenses incurred should be included in revenues or netted against such expenses.

Upon receiving the query from PwC, the Company’s management also reviewed other instances of net presentation of revenues and expenses in its financial statement data and identified certain other, immaterial, instances in which such netting might not be in accordance with generally accepted accounting principles (“GAAP”). (The netting against expenses of amounts charged by the Company to its customers to reimburse it for certain operating expenses, and for fueling, along with the other, immaterial, instances of netting referred to in the preceding sentence, are hereinafter referred to as the “identified instances of netting”.)

On March 3, 2005, the Audit Committee of the Board of Directors of the Company, after conferring with management and PwC, determined that the identified instances of netting were not in accordance with GAAP. Accordingly, the Company intends to restate the consolidated statements of operations included in the previously filed reports to reclassify revenues and expenses in accordance with GAAP, with particular regard to the requirements of EITF 99-19 and EITF 01-14 (such restatement, the “restatement”).

The restatement will be effected in the Company’s annual report on Form 10-K for the year ended December 31, 2004, to be timely filed with the Commission, and in the Company’s quarterly reports on Form 10-Q to be filed with the Commission for the first three quarters of the year 2005.

Because the reclassification of statement of operations data in the restatement will increase revenues and expenses by exactly equal amounts, it will not result in a change in the Company’s previously reported income before income taxes, income before cumulative effect of change in accounting principle or net income (loss), nor will it change the Company’s liquidity or financial condition. The restatement will not have any effect on the Company’s previously reported consolidated balance sheets or consolidated statements of cash flows.

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The following table summarizes the impact of the adjustments described above on the Company’s consolidated statement of operations data for the indicated periods:

	Three Months Ended 2004			Years Ended December 31,

	September 30	June 30	March 31	2003	2002	2001	2000

	(Dollars in Millions)

Total revenues, as reported	$1,661.1	$1,447.7	$1,278.0	$5,207.9	$4,968.1	$4,915.8	$5,073.5

Reclassifications	218.1	208.4	178.3	725.8	670.3	681.1	724.2

Total revenues, as restated	$1,879.2	$1,656.1	$1,456.3	$5,933.7	$5,638.4	$5,569.9	$5,797.7

Total expenses, as reported	$1,410.2	$1,301.0	$1,283.0	$4,970.4	$4,751.7	$4,913.1	$4,492.6

Reclassifications	218.1	208.4	178.3	725.8	670.3	681.1	724.2

Total expenses, as restated	$1,628.3	$1,509.4	$1,461.3	$5,696.2	$5,422.0	$5,594.2	$5,216.8

Income (loss) before income taxes, as reported	$250.9	$146.7	$(5.0)	$237.5	$216.4	$2.7	$580.9

Reclassifications	—	—	—	—	—	—	—

Income (loss) before incomes taxes, as restated	$250.9	$146.7	$(5.0)	$237.5	$216.4	$2.7	$580.9

As a result of the Company’s determination to restate its financial statements as discussed above, the financial statements included in the previously filed reports should no longer be relied upon.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Paul J. Siracusa
Paul J. Siracusa
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: March 9, 2005

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